Morgan Stanley Institutional Fund, Inc. - Global Real
Estate Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Nippon Building Fund Inc.
Purchase/Trade Date: 1/17/2013
Offering Price of Shares: JPY 891,800
Total Amount of Offering: 74,000 shares
Amount Purchased by Fund: 440 shares
Percentage of Offering Purchased by Fund: 0.595
Percentage of Fund's Total Assets: 0.52
Brokers:  Nomura Securities Co. Ltd., Daiwa Securities Co.
Ltd., Merrill Lynch Japan Securities Co., Mitsubishi UFJ
Morgan Stanley Securities Co., Mizuho Securities Co. Ltd,
SMBC Nikko Securities Inc.
Purchased from: Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Industrial & Infrastructure Fund
Investment Corporation
Purchase/Trade Date: 1/29/2013
Offering Price of Shares: JPY 692,250
Total Amount of Offering: 15,048 shares
Amount Purchased by Fund: 107 shares
Percentage of Offering Purchased by Fund: 0.711
Percentage of Fund's Total Assets: 0.09
Brokers:  Morgan Stanley & Co. International plc, SMBC
Nikko Capital Markets Limited, Nomura International plc,
Barclays Bank PLC
Purchased from:  Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Nippon Prologis REIT, Inc.
Purchase/Trade Date: 2/4/2013
Offering Price of Shares: JPY 550,000
Total Amount of Offering: 182,350 shares
Amount Purchased by Fund: 591shares
Percentage of Offering Purchased by Fund: 0.324
Percentage of Fund's Total Assets: 0.40
Brokers:  Morgan Stanley, SMBC Nikko, Goldman Sachs
International, JP Morgan
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Nippon Accommodations Fund
Purchase/Trade Date: 2/20/2013
Offering Price of Shares: JPY 644,816
Total Amount of Offering: 34,000 shares
Amount Purchased by Fund: 304 shares
Percentage of Offering Purchased by Fund: 0.894
Percentage of Fund's Total Assets: 0.25
Brokers:  Merrill Lynch Japan Securities Co., Nomura
Securities Co. Ltd., Daiwa Securities Co. Ltd, Mitsubishi
UFJ Morgan Stanley Securities Co., Mizuho Securities Co.
Ltd., SMBC Nikko Securities Inc.
Purchased from: Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Terreno Realty Corporation
Purchase/Trade Date: 2/20/2013
Offering Price of Shares: $16.600
Total Amount of Offering: 5,000,000 shares
Amount Purchased by Fund: 49,790 shares
Percentage of Offering Purchased by Fund: 0.996
Percentage of Fund's Total Assets: 0.08
Brokers: Goldman, Sachs & Co., KeyBanc Capital
Markets, Stifel, Mitsubishi UFJ Securities, PNC Capital
Markets LLC, JMP Securities, Regions Securities LLC,
Baird, Compass Point
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: United Urban Investment
Corporation
Purchase/Trade Date: 3/6/2013
Offering Price of Shares: JPY 123,382
Total Amount of Offering: 190,000 shares
Amount Purchased by Fund: 887 shares
Percentage of Offering Purchased by Fund: 0.467
Percentage of Fund's Total Assets: 0.13
Brokers:  SMBC Nikko Securities Inc., Daiwa Securities
Co. Ltd., Mitsubishi UFJ Morgan Stanley Securities Co.,
Mizuho Securities Co. Ltd., Nomura Securities Co. Ltd.,
Tokai Tokyo Securities Co. Ltd.
Purchased from: SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: British Land Co. plc
Purchase/Trade Date: 3/12/2013
Offering Price of Shares: GBP 5.500
Total Amount of Offering: 89,674,604 shares
Amount Purchased by Fund: 306,361 shares
Percentage of Offering Purchased by Fund: 0.342
Percentage of Fund's Total Assets: 0.90
Brokers: Goldman Sachs & Co., Morgan Stanley, UBS AG
Purchased from: UBS AG London
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Daiwa House Residential Investment
Purchase/Trade Date: 3/12/2013
Offering Price of Shares: JPY 386,100
Total Amount of Offering: 28,000 shares
Amount Purchased by Fund: 198 shares
Percentage of Offering Purchased by Fund: 0.707
Percentage of Fund's Total Assets: 0.04
Brokers:  Daiwa Securities Co. Ltd, Mitsubishi UFJ
Morgan Stanley Securities Co.
Purchased from:  Daiwa Securities/Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Nomura Real Estate Holdings
Purchase/Trade Date: 3/13/2013
Offering Price of Shares: JPY 1,856
Total Amount of Offering: 27,870,000 shares
Amount Purchased by Fund: 70,500 shares
Percentage of Offering Purchased by Fund: 0.253
Percentage of Fund's Total Assets: 0.15
Brokers: Nomura Securities, Mitsubishi UFJ Morgan
Stanley Securities Co., Mizuho Securities, SMBC Nikko
Purchased from:  Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Orix JREIT Inc.
Purchase/Trade Date: 3/19/2013
Offering Price of Shares: JPY 122,655
Total Amount of Offering: 160,900 shares
Amount Purchased by Fund: 1,038 shares
Percentage of Offering Purchased by Fund: 0.645
Percentage of Fund's Total Assets: 0.05
Brokers: Daiwa Securities Co. Ltd, Nomura Securities Co.
Ltd, UBS Securities Limited (Japan), Merrill Lynch Japan
Inc., Mitsubishi UFJ Morgan Stanley Securities Co.,
Mizuho Securities Co. Ltd, SMBC Nikko Securities Inc.,
Tokai Tokyo Securities Co. Ltd.
Purchased from: Daiwa Securities/Nomura/UBS
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Alexandria Real Estate Equity Inc.
Purchase/Trade Date: 514/2013
Offering Price of Shares: $73.500
Total Amount of Offering: 6,600,000 shares
Amount Purchased by Fund: 28,800 shares
Percentage of Offering Purchased by Fund: 0.438
Percentage of Fund's Total Assets: 0.19
Brokers: BofA Merrill Lynch, Citigroup, JP Morgan, RBS,
Baird, Capital One Southcoast, Evercore Partners, BB&T
Capital Markets, Credit Agricole CIB, Mitsubishi UFJ
Securities, SunTrust Robinson Humphrey, Scotiabank,
BNY Mellon Capital Markets LLC, Credit Suisse, SMBC
Nikko
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Nippon Prologis REIT Inc..
Purchase/Trade Date: 6/3/2013
Offering Price of Shares: JPY 763,420
Total Amount of Offering: 96,200 shares
Amount Purchased by Fund 295 shares
Percentage of Offering Purchased by Fund: 0.307
Percentage of Fund's Total Assets: 0.27
Brokers:  Morgan Stanley, SMBC Nikko, Goldman Sachs
International, JP Morgan, BofA Merrill Lynch
Purchased from: Goldman Sachs Asia
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: .Nomura Real Estate Master Fund,
Inc.
Purchase/Trade Date: 6/4/2013
Offering Price of Shares: JPY 100.000
Total Amount of Offering: 1,663,260 shares
Amount Purchased by Fund 1,853 shares
Percentage of Offering Purchased by Fund: 0.111
Percentage of Fund's Total Assets: 0.22
Brokers:  Nomura, SMBC Nikko, Morgan Stanley, BofA
Merrill Lynch, Goldman Sachs International, UBS
Investment Bank,
Purchased from: Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Nomura Real Estate Office Fund,
Inc.
Purchase/Trade Date: 6/26/2013
Offering Price of Shares: JPY 398,287
Total Amount of Offering: 62,730 shares
Amount Purchased by Fund:  5 shares
Percentage of Offering Purchased by Fund: 0.190
Percentage of Fund's Total Assets: 0.06
Brokers:  Nomura Securities Co. Ltd, Merrill Lynch Japan
Inc., Mitsubishi UFJ Morgan Stanley Securities Co.,
Mizuho Securities Co. Ltd, SMBC Nikko Securities Inc.,
Takagi Securities Co. Ltd, UBS Securities Limited (Japan)
Purchased from: Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.